Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the annual report of Extreme Networks, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 27, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 25, 2010	By:	/s/ OSCAR RODRIGUEZ
Oscar Rodriguez , President and Chief Executive Officer
(Principal Executive Officer)

Date: October 25, 2010	By:	/s/ BOB L. COREY
Bob L. Corey, Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Extreme Networks, Inc. and will be retained by Extreme Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.